EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of CarParts.com, Inc. and its subsidiaries of our reports dated March 7, 2024, relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting of CarParts.com, Inc. and its subsidiaries, appearing in the Annual Report on Form 10-K of CarParts.com, Inc. for the year ended December 30, 2023.

/s/ RSM US LLP

Irvine, California
January 17, 2025